Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Counsel and Independent Registered Public Accounting Firm” in Part B dated April 30, 2022, and included in this Post-Effective Amendment No. 30 to the Registration Statement (Form N-1A, File No. 811-09599) of State Street Master Funds (the “Registration Statement”).

We also consent to the incorporation by reference into Part B of our reports, dated March 1, 2022, with respect to the financial statements of State Street Master Funds (compromising State Street Money Market Portfolio, State Street Treasury Money Market Portfolio, State Street Treasury Plus Money Market Portfolio, State Street U.S. Government Money Market Portfolio, State Street ESG Liquid Reserves Portfolio and State Street International Developed Equity Index Portfolio) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 28, 2022